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                                                                   EXHIBIT 10.41

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                           INSITE VISION INCORPORATED

                                       AND
                              PHARMACIA & UPJOHN AB
                                       AND
                             PHARMACIA & UPJOHN, SA


                            STOCK PURCHASE AGREEMENT


                                JANUARY 28, 1999





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                            STOCK PURCHASE AGREEMENT


        THIS STOCK PURCHASE AGREEMENT is made as of January 28, 1999 (the "Agreement"), by and between INSITE VISION INCORPORATED, a Delaware corporation with its principal office at 965 Atlantic Avenue, Alameda, California 94501 (the "Company"), and PHARMACIA & UPJOHN AB, a Swedish corporation with a principal office at Lindhagensgatan 133, 112 87 Stockholm, Sweden ("P&U") and PHARMACIA & UPJOHN, SA, a Luxembourg corporation with its principal offices at Credit European, 52 Route D'esch, L-1470 Luxembourg, RC Luxembourg, B-50712 ("PUSA").


                                    RECITALS

        WHEREAS, the Company and P&U have entered into a License Agreement of even date herewith (the "License Agreement"); and

WHEREAS, in connection with the License Agreement, the Company desires to sell to P&U and PUSA, and P&U and PUSA desire to purchase from the Company shares of common stock, par value $.01 per share, of the Company ("Common Stock"), on the terms and subject to the conditions set forth in this Agreement.


        NOW, THEREFORE, in consideration of the following mutual covenants and agreements, the parties agree as follows:


                                    ARTICLE 1

                            PURCHASES OF COMMON STOCK

        SECTION 1.1 INITIAL PURCHASE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties contained in this Agreement, the Company agrees to sell to P&U and P&U agrees to purchase from the Company, at the Initial Closing (as defined below), for a per share price of $1.8256 and aggregate consideration of two million dollars ($2,000,000), 1,095,506 shares of Common Stock.

        SECTION 1.2   PURCHASES ON ACHIEVEMENT OF MILESTONES.

               (a) For purposes of this Section 1.2, the following definitions shall apply.

                      (i) The "Milestone Achievement Dates" shall be the date on which each of the following milestone events occur:



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                             (A) * as determined by the Development Committee
                      (as defined in the License Agreement), in its sole
                      discretion, of the Company's              *

                             (B) Either            *                      (as
                      defined in the License Agreement)        *
                                                      whichever occurs first
                                       *             ; and

                             (C) Either the            *
                      whichever occurs first            *         .

                      (ii) The "Milestone Payments" shall be as follows:

                             (A)  *
                                    ;

                             (B)  *

                                    ; and

                             (C)  *


                                                   .

                      (iii) The "Milestone Price Per Share" shall be the
               weighted (according to sales volume) average of the daily closing sales prices of the Company's Common Stock, as reported by the American Stock Exchange or such other primary trading market for the Common Stock (the "Exchange"), for the ninety (90) trading days prior to but not including the Milestone Achievement Date.

               (b) Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties contained in this Agreement, P&U agrees to purchase from the Company and the Company agrees to sell to P&U, within ten (10) business days following * (a "Milestone Closing Date") that number of shares of Common Stock of the Company (the "Milestone Shares") determined by dividing the applicable Milestone Payment by the Milestone Price Per Share.

               (c) Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties contained in this Agreement, PUSA agrees to purchase

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.


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        from the Company and the Company agrees to sell to PUSA, within ten (10)
        business days following        *          (each a "Milestone Closing
        Date") that number of shares of Common Stock of the Company (the "Milestone Shares") determined by dividing the applicable Milestone Payment by the Milestone Price Per Share.

                                    ARTICLE 2

                             CLOSING DATE; DELIVERY

        SECTION 2.1 CLOSING; CLOSING DATE. Subject to the terms of Article 5, the closing of the sale and purchase of shares of Common Stock under Sections
1.1 and 1.2 of this Agreement (the "Initial Closing" or "Milestone Closing," respectively) shall be held at 10:00 a.m. (Eastern Time) on the applicable closing date at the offices of P&U or PUSA, as applicable, or at such other time and place as the Company and P&U or PUSA may agree. The date of the Initial Closing ("Initial Closing Date") shall be the third business day following the date first written above, and each Milestone Closing Date shall be as provided in Sections 1.2(b) or 1.2(c), as applicable, or, in either case, on such other date as the Company and P&U and/or PUSA shall agree.

        SECTION 2.2 DELIVERY. At the Initial Closing and within three (3) business days of each Milestone Closing, subject to the terms and conditions of this Agreement, the Company will deliver to P&U or PUSA, as applicable, a stock certificate, in the name of P&U or PUSA, as applicable, representing, respectively, the shares of Common Stock deliverable at such closing, dated as of the Initial Closing Date or the applicable Milestone Closing Date against payment of the purchase price therefor by wire transfer, unless P&U or PUSA and the Company agree upon other means of payment.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Subject to and except as disclosed by the Company in the Schedule of Exceptions attached hereto as Exhibit A, the Company represents and warrants to P&U and PUSA as follows:

        SECTION 3.1 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement has been taken or will be taken prior to or as of the Initial Closing Date and each Milestone Closing Date, as applicable. The Company has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, upon due execution and delivery by P&U and PUSA, this Agreement will be a valid and binding agreement of the Company, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting creditors' rights generally or as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

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        SECTION 3.2 NO CONFLICT WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of the Company's Certificate of Incorporation or Bylaws as either are in effect; (b) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (c) any material contract, obligation or commitment to which the Company is a party or by which it is bound; or (d) to the Company's knowledge, any statute, rule or governmental regulation applicable to the Company.

        SECTION 3.3 CERTIFICATE OF INCORPORATION; BY-LAWS. Attached hereto as Exhibits B and C, respectively, are true, correct and complete copies of the Certificate of Incorporation and Bylaws of the Company, as in effect on the date hereof.

        SECTION 3.4 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

        SECTION 3.5 DISCLOSURE DOCUMENTS. The Company's Registration Statement on Form S-3 (No. 333-36673) filed with the Securities and Exchange Commission on September 29, 1997, Form 10-K for the fiscal year ended December 31, 1997 and Forms 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 1998, did not, when filed with the Securities and Exchange Commission, contain any untrue statements of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

        SECTION 3.6   CAPITALIZATION.

               (a) The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, of which 17,219,344 shares are issued and outstanding on the date hereof, and 5,000,000 shares of Preferred Stock, of which 900 shares of Series A Convertible Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), are issued and outstanding on the date hereof. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. The rights and designations of the Series A Preferred Stock are as set forth in the Certificate of Designation included within the Certificate of Incorporation.

               (b) The Company has outstanding options to purchase 1,633,130 shares of Common Stock, outstanding warrants to purchase 317,308 shares of Common Stock and outstanding warrants to purchase 70 shares of Series A Preferred Stock as of the date hereof. Except as otherwise set forth herein or in the Company's Restated Certificate of Incorporation, as amended, or Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, as corrected, there are no preemptive or other



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        outstanding rights, options, warrants, conversion rights or Agreements for the purchase or acquisition from the Company of any shares of its capital stock or other securities of the Company.

        SECTION 3.7 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly (other than investments in money market funds), and has no stock or other interest as owner or principal in, any other corporation or partnership, joint venture, association or other business venture or entity except for its wholly-owned subsidiary, InSite Vision Limited.

        SECTION 3.8 VALID ISSUANCE OF SHARES. The shares of Common Stock which will be purchased by either P&U or PUSA under this Agreement, when issued, sold and delivered in accordance with the terms of and for the consideration expressed in this Agreement, will be duly and validly authorized and issued, fully paid and nonassessable and, based in part upon the representations of P&U and PUSA in Section 4.3 of this Agreement, will be issued in compliance with all applicable federal and state securities laws.

        SECTION 3.9 LITIGATION, VALIDITY OF AGREEMENT. There is no action, suit, proceeding or, to the best of the Company's knowledge, any claim or investigation pending or currently threatened against the Company, nor, to the best of the Company's knowledge, is there any basis therefor, which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financial or otherwise. The foregoing includes, without limitation, any action, suit, proceeding or investigation, pending or threatened, that questions the validity of this Agreement or any other agreement contemplated hereby or the right of the Company to enter into such agreements.

        SECTION 3.10 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for notices, qualifications or filings required or permitted to be filed with certain state or federal securities commissions or self-regulatory organizations, which notices, qualifications, or filings will be filed on a timely basis.

        SECTION 3.11 COMPLIANCE WITH LAWS. The Company has complied and is in compliance in all material respects with all governmental laws, orders, decrees, rules or regulations applicable to the Company, its assets and business, employment practices and procedures, employees or operations (except where the failure to so comply would not have a material adverse effect on the Company, its business and operations, or the Project as defined in the License Agreement), including the rules and regulations of the Securities and Exchange Commission and any exchange or automated inter-dealer quotation system on which the Common Stock is traded and then current Good Clinical Practices and then current Good Manufacturing Practices.

        SECTION 3.12 NO BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.



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                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF P&U AND PUSA


        P&U and PUSA hereby represent and warrant to the Company as follows:

        SECTION 4.1 LEGAL POWER. All corporate action on the part of P&U and PUSA, their officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement has been taken. P&U and PUSA have the requisite corporate power to enter into this Agreement, to carry out and perform its obligations under the terms of this Agreement and, at the Initial Closing and each Milestone Closing, will have the requisite corporate power to purchase the shares of Common Stock to be purchased at each such Closing.

        SECTION 4.2 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by P&U and PUSA and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of P&U and PUSA, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting creditors' rights generally or as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

        SECTION 4.3 INVESTMENT REPRESENTATIONS. In connection with the purchase and sale of shares under this Agreement, P&U and PUSA make the following representations:

               (a) P&U and PUSA are acquiring the shares of Common Stock under this Agreement for their own account, not as nominee or agent, for investment and not with a view to the resale or distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). P&U and PUSA have no present intention of selling, granting any participation in, or otherwise distributing the Common Stock acquired hereunder and has not entered into any agreement or arrangement with any person with respect to such activities.

               (b) P&U and PUSA understand that (i) the shares of Common Stock to be purchased under this Agreement have not been registered under the Securities Act by reason of a specific exemption therefrom, that such securities are therefore "Restricted Securities" under the Securities Act and must be held by P&U and PUSA, and that P&U and PUSA must bear the economic risk of such investment, until a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (ii) each certificate representing such shares will be endorsed with the following legends:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES



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               LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.
               THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

        and (iii) the Company will instruct any transfer agent not to register or effect the transfer of the shares of Common Stock unless the conditions specified in the foregoing legends are satisfied, until such time as a transfer is made, pursuant to the terms of this Agreement, and in compliance with Rule 144 or pursuant to a registration statement or, if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement.

               (c) P&U and PUSA have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the shares of Common Stock purchased hereunder and is financially able to bear the risks thereof.

               (d) P&U and PUSA are each an "accredited investor" as such term is defined in Rule 501 (a) of Regulation D of the General Rules and Regulations prescribed by the Securities and Exchange Commission pursuant to the Securities Act.

               (e) P&U and PUSA have had an opportunity to ask questions and receive answers from the Company regarding the Company and the terms and conditions of the offering of the Common Stock and to obtain additional information necessary to verify the accuracy of the information given to P&U and PUSA. P&U and PUSA have received information that they consider necessary or appropriate for deciding whether to purchase the Common Stock.

               (f) P&U and PUSA are not a party to any agreement or instrument, or subject to any charter or other corporate restriction or any judgment, order, decree, law, ordinance, regulation or other governmental restriction which would prevent or impede, or be breached or violated by, the transactions contemplated in this Agreement.

        SECTION 4.4 NO BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

        SECTION 4.5 ORGANIZATION, GOOD STANDING AND QUALIFICATION. P&U and PUSA are corporations duly organized, validly existing and in good standing under the laws of the Sweden and Luxembourg, respectively, and have all requisite corporate power and authority to carry on their business as now conducted and as proposed to be conducted. P&U and PUSA are duly qualified to transact business and are in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on their business or properties.



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        SECTION 4.6 VALIDITY OF AGREEMENT. No action, suit, proceeding or investigation is pending or threatened that questions the validity of this Agreement or any other agreement contemplated hereby or the right of P&U and PUSA to enter into such agreements.

        SECTION 4.7 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of P&U and PUSA is required in connection with the consummation of the transactions contemplated by this Agreement, except for notices, qualifications or filings required or permitted to be filed with certain state or federal securities commissions or self-regulatory organizations, which notices, qualifications, or filings will be filed on a timely basis.

                                    ARTICLE 5

                              CONDITIONS TO CLOSING

        SECTION 5.1 CONDITIONS TO OBLIGATIONS OF P&U AND PUSA AT INITIAL AND MILESTONE CLOSINGS. P&U's obligation to purchase the shares of the Company's Common Stock at the Initial Closing, and P&U's and PUSA's obligation, if any, to purchase the shares of the Company's Common Stock and at each Milestone Closing, as applicable, are subject to the fulfillment to P&U's and PUSA's satisfaction, on or prior to the Initial Closing or such Milestone Closing, as applicable, of each of the following conditions, any of which may be waived by P&U or PUSA:

               (a) Representations and Warranties/Performance of Obligations. The representations and warranties made by the Company in Article 3 hereof and in the License Agreement shall be true and correct in all material respects on the Initial Closing Date and on each Milestone Closing Date with the same force and effect as if they had been made on and as of that date, and the Company shall have performed and complied in all material respects with all material obligations and conditions required under this Agreement to be performed or complied with by it on or prior to the Initial Closing or Milestone Closing, as applicable and a Certificate of the Company, certifying the foregoing, shall be delivered to P&U or PUSA at the Initial Closing and each Milestone Closing, as applicable; provided, however, that notwithstanding the foregoing, (i) the Company shall be entitled to update and revise the representations made in Section 3.6 to the extent that such changes do not conflict with or breach Section 6.2, and such changes shall not affect P&U's or PUSA's obligation to effect any Milestone Closing, and
        (ii) no action, suit, proceeding, claim or investigation (or threat thereof) by P&U or PUSA, their respective affiliates or agents, or for the benefit of P&U or PUSA, shall be deemed to preclude the Company from making the representations set forth in Section 3.9 at any Milestone Closing and shall not affect P&U's or PUSA's obligation to effect any such Milestone Closing, as applicable.


               (b) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and each Milestone Closing and all documents and instruments incident to such actions shall be reasonably



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        satisfactory in substance and form to counsel to P&U and PUSA, and counsel to P&U and PUSA shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably require.

               (c) Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the shares of Common Stock to be sold and issued pursuant to this Agreement shall have been duly obtained and shall be effective on and as of, respectively, the Initial Closing and each Milestone Closing. No stop order or other order enjoining the sale of the shares to be sold at such Closing shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the Securities and Exchange Commission, or any commissioner of corporations or similar officer of any state having jurisdiction over such transaction. At the time of the Initial Closing and each Milestone Closing, the sale and issuance of the shares of Common Stock to be issued and sold at such closing shall be legally permitted by all laws and regulations to which P&U or PUSA, as applicable, and the Company are subject.

               (d) Opinion of Counsel to the Company. In connection with any sale of shares hereunder, P&U and PUSA, as applicable, shall have received from counsel to the Company, an opinion letter addressed to them, dated the date of the Initial Closing and each Milestone Closing, as applicable, in substantially the form attached hereto as Exhibit D.

               (e) No Material Adverse Change. With respect to the Initial Closing only, the Company shall not have suffered a material adverse change to its business taken as a whole from November 12, 1998 through the Initial Closing Date. For purposes of this condition, the layoff of employees by the Company in December 1998 shall not be considered a material adverse change.

               (f) No Material Default or Notice of Termination under the License Agreement. In addition to the conditions set forth above, P&U's and PUSA's obligation to purchase the shares of the Company's Common Stock, as applicable, at each Milestone Closing shall also be subject to the condition that the Company is not in material default under the License Agreement or that a notice of termination of the License Agreement shall not have been duly given by either party under the terms of such License Agreement.

               (g) Shares Available. The Company has available under its Certificate of Incorporation as in effect on the date hereof, and shall have available under its Certificate of Incorporation as in effect at the Initial Closing Date and each Milestone Closing Date, sufficient authorized but unissued shares of its Common Stock to issue and sell to P&U and PUSA, as applicable, all of the shares of Common Stock to be issued on such dates.

        SECTION 5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AT CLOSING. The Company's obligation to issue and sell the shares of its Common Stock to be sold at the Initial Closing and each Milestone Closing, as applicable, is subject to the fulfillment to the Company's satisfaction,



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on or prior to the Initial Closing or such Milestone Closing, of each of the following conditions, any of which may be waived by the Company:

               (a) Representations and Warranties/Performance of Obligations. The representations and warranties made by P&U and PUSA in Article 4 hereof and in the License Agreement shall be true and correct in all material respects on the Initial Closing and on each Milestone Closing Date, as applicable, with the same force and effect as if they had been made on and as of that date, and P&U and PUSA shall have performed and complied in all material respects with all material obligations and conditions required under this Agreement to be performed or complied with by it on or prior to the Initial Closing or Milestone Closing, as applicable, and a certificate duly executed by an officer of P&U and PUSA, as applicable, certifying the foregoing, shall be delivered to the Company at the Initial Closing and each Milestone Closing; provided, however, that notwithstanding the foregoing, no action, suit, proceeding, claim or investigation (or threat thereof) by the Company, its affiliates or agents, or for the benefit of the Company, shall be deemed to preclude P&U or PUSA, as applicable, from making the representation set forth in Section 4.6 at any Milestone Closing and shall not affect the Company's obligation to effect any such Milestone Closing.

               (b) Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the shares of Common Stock to be sold and issued pursuant to this Agreement shall have been duly obtained and shall be effective on and as of, respectively, the Initial Closing and each Milestone Closing, as applicable. No stop order or other order enjoining the sale of the shares to be sold at such closing shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the Securities and Exchange Commission, or any commissioner of corporations or similar officer of any state having jurisdiction over such transaction. At the time of the Initial Closing and the Milestone Closing, the sale and issuance of the shares of Common Stock to be sold and issued at such closing shall be legally permitted by all laws and regulations to which P&U or PUSA, as applicable and the Company are subject.

               (c) No Material Default or Notice of Termination under the License Agreement. In addition to the conditions set forth above, the Company's obligation to sell the shares of the Company's Common Stock at each Milestone Closing shall also be subject to the condition that P&U is not in material default under the License Agreement or that a notice of termination of the License Agreement shall not have been duly given by either party under the terms of such License Agreement.

                                    ARTICLE 6

                            COVENANTS OF THE COMPANY



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        SECTION 6.1 AFFIRMATIVE COVENANTS OF THE COMPANY. The Company agrees that it shall do the following for so long as P&U and PUSA, together or individually, own at least five percent (5%) of the Company's outstanding Common Stock.

               (a) Preserve and maintain its corporate existence and good standing in the State of Delaware, and qualify and remain qualified as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

               (b) Keep adequate (i) records and books of account reflecting all financial transactions of the Company's business, (ii) minute books containing accurate records of all meetings and accurately reflecting all corporate action of its shareholders and its board of directors, and
        (iii) stock books and ledgers correctly recording all transfers and issuances of all capital stock.

               (c) Maintain, keep and preserve all the assets owned, leased or used in the Company's business in reasonable operating condition and repair, ordinary wear and tear excepted, and discharge and pay in full when due, except those disputed in good faith, all obligations of the Company.

               (d) Taking into account the Company's recent downsizing   *
                    , engage in the Company's research and development and business in the ordinary course and use reasonable commercial efforts to preserve its business and the goodwill of customers, suppliers and others having business relations with the Company.

               (e) Comply with all material terms and conditions of the License Agreement.

               (f) Maintain insurance on the assets of the Company comparable to that which the Company has customarily maintained in the past but taking
        into account the Company's recent downsizing             *             .

               (g) Comply in all material respects with all governmental laws, orders, decrees, rules or regulations applicable to the Company, its assets and business, employment practices and procedures, employees or operations, including the rules and regulations of the Securities and Exchange Commission and any exchange or automated inter-dealer quotation system on which the Common Stock is traded and then current Good Clinical Practices and then current Good Manufacturing Practices, except where the failure to so comply will not have a material adverse effect on the Company, its business and operations, or the Project (as defined in the License Agreement).

               (h) Timely file, through *, all tax returns that are required to be filed by it and pay on or before the date they are required to be paid all taxes due pursuant to those tax returns or any assessment received by it or otherwise required to be paid, except taxes being contested in good faith by appropriate proceedings, if applicable.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

        SECTION 6.2 NEGATIVE COVENANTS OF THE COMPANY. The Company agrees that, so long as P&U and PUSA, individually or collectively own at least five percent (5%) of the Company's outstanding Common Stock, it shall not do, without P&U's and PUSA's prior written approval (which approval shall not be unreasonably withheld), any of the following:

               (a) Amend its Certificate of Incorporation or its by-laws in any manner that would materially and adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement or the License Agreement.

               (b) Through       *       , merge (forward or reverse) or
        consolidate with any person or entity or, directly or indirectly, sell, lease, or otherwise dispose of (other than through a license) any of the assets related to the Project (as defined in the License), or any of its other material assets used in its business (whether now owned or hereafter acquired) or engage in a major recapitalization or conversion, in each case whether in one transaction or in a series of transactions. However, the Company may license its other products to third parties, provided that the Company notifies P&U of any such license before that license becomes effective.

               (c) Through        *           , transfer any of the Company's
        material assets used in its business to any person and thereafter directly or indirectly lease back the same or similar property or through * transfer, sell or assign rights or interests (other than through licenses) in any of the material assets, intellectual property or other property used in the Company's business now owned or hereafter acquired, including accounts receivable.

               (d) Make any significant change in its accounting policies, except for any change required by GAAP or otherwise in the opinion of the Company's independent public accountants.

        SECTION 6.3   DEMAND REGISTRATIONS.

               (a) At any time that P&U and/or PUSA owns any Common Stock of the Company, P&U and PUSA each shall have the right to cause the Company to register such Registrable Shares (as defined below) with the Securities and Exchange Commission and qualify such shares with such state securities commission as P&U and/or PUSA shall reasonably request in order to allow P&U and/or PUSA to sell such shares, provided that the Company shall not be required to qualify such shares in any state where such qualification would require the Company to consent to personal jurisdiction in such state (the "Demand Registration Right"). P&U and
        PUSA each shall be entitled to a total of        *        Demand
        Registration Rights. As used in Sections 6.4 through 6.9 and 7.2, the term "Registrable Shares" shall mean all Common Stock issued to P&U and PUSA pursuant to this Agreement.

               (b) If, in any offering under P&U and/or PUSA Demand Registration Rights which involves an underwriting and any other person has piggy-back registration rights with respect to such registration, the managing underwriter shall impose a limitation on

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

        the number of shares which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution or because in its judgment the inclusion of shares being sold by persons other than P&U and/or PUSA would adversely affect the offering, then the Company shall not be obligated to include in such registration statement any portion of shares of any other person or P&U and/or PUSA as provided in 6.3(c) below.

               (c) Notwithstanding any other provision of this Section 6.3, if the underwriter, in its reasonable judgment, advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise P&U and PUSA, as applicable, and any other holders of registrable securities which would otherwise be underwritten pursuant to such registration statement, and the number of shares of registrable securities that may be included in the underwriting shall be allocated among all such persons, including P&U and PUSA, first to P&U and PUSA, as applicable, and any other persons making such demand together with P&U and/or PUSA and then to all other persons, and in each case, in proportion (as nearly as practicable) to the amount of registrable securities of the Company owned by each such person.

               (d) Notwithstanding the foregoing, if the Company shall furnish to P&U and/or PUSA, as applicable, a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the demand of P&U and/or PUSA; provided that the Company may not utilize this right more than once in any twelve-month period.


        SECTION 6.4   PIGGY-BACK REGISTRATION.

               (a) If the Company shall determine at any time to register for its own account or the account of others under the Securities Act any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents or otherwise relating to shares of Common Stock to be issued in connection with any acquisition of any entity or business or shares of Common Stock issuable under stock option or other employee benefit plans, it shall send to P&U and PUSA written notice of such determination and, if within five (5) business days after receipt of such notice, P&U and/or PUSA shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares that P&U and/or PUSA requests to be registered.

               (b) If, in connection with any offering involving an underwriting, the managing underwriter shall impose a limitation of the number of shares which may be included in the registration statement because, in its judgment, such limitation is necessary to affect an orderly public distribution or because in its judgment the inclusion of shares being sold by persons other than the Company would adversely effect the offering, then the Company shall be obligated to include in such registration statement only such limited portion (which may be none) of the Registrable Shares with respect to which P&U and/or PUSA has requested inclusion pursuant hereto as may reasonably be determined by the managing underwriter. Any inclusion of Registrable Shares in an offering, when the managing underwriter has so limited the number of shares that may be included in such offering, shall be allocated pro rata among the holders of similar "piggyback" registration rights granted by the Company seeking to include their shares, in proportion to the number of shares (whether or not such shares are sought to be included in such offering) held by such persons. The Company shall have the right to delay or withdraw any registration initiated by it pursuant to Section 6.4 hereof.

        SECTION 6.5 EFFECTIVENESS. The Company will use its best efforts to maintain the effectiveness for up to 90 days, (or such shorter period of time as the underwriters need to complete the distribution of a registered offering or until the securities are actually sold) of any registration statement pursuant to which any of the Registrable Shares are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities laws or regulations.

        SECTION 6.6   INDEMNIFICATION.

               (a) In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless P&U and PUSA and each underwriter of Registrable Shares (including their officers, directors, affiliates and partners and including any broker or dealer through whom Registrable Shares may be sold in such registration) and each person, if any, who controls P&U and PUSA or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, will reimburse P&U and PUSA, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, as incurred, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by P&U or

        PUSA or any such underwriter expressly for use therein, or unless (ii) in the case of a sale directly by P&U and/or PUSA (including a sale of Registrable Shares through any underwriter retained by P&U and/or PUSA to engage in a distribution solely on behalf of P&U and/or PUSA), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus copies of which were delivered to P&U or PUSA or such underwriter on a timely basis, and P&U, PUSA or such underwriter failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act; provided, however, that the indemnity agreement contained in this subsection 6.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

               (b) P&U and PUSA, as applicable, will indemnify and hold harmless the Company, each underwriter of Registrable Shares and any other persons selling securities in such registration statement (including their officers, directors, affiliates and partners and including any broker or dealer through whom Registrable Shares may be sold in such registration) and each person, if any, who controls the Company, any such underwriter or other such person selling securities in such registration statement within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject, under the Securities Act, applicable state securities laws or under any other statutes or at common law or otherwise, as incurred, insofar as such losses, claims, damages, expenses or liabilities (or actions in the respect thereto) arise out of are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration, in each case to the extent (and only to the extent) that such untrue statement, alleged untrue statement, alleged omission, omission or violation occurs in reliance upon and in conformity with written information furnished by or on behalf of P&U or PUSA expressly for use in connection with such registration; and P&U or PUSA will reimburse, as incurred, the Company, each such underwriter, each such other person selling securities in such registration statement and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any such loss, claim, damage, liability or action, whether or not resulting in any liability; provided, however, that the indemnity agreement contained in this subsection 6.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability or action if such settlement is effected without the consent of P&U or PUSA, which consent shall not be unreasonably withheld. In any event, the liability of P&U or PUSA under the indemnity provisions of this Agreement shall be limited to an amount equal to the gross proceeds received by P&U or PUSA from the sale of shares in any transaction to which such indemnification relates.

               (c) Promptly after receipt by an indemnified person under this
        Section 6.6 of notice of the commencement or threat of any action in respect of which indemnity may be sought against the indemnifying party, such indemnified person shall notify the indemnifying party in writing of the commencement thereof (provided, that failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability it may have hereunder, except to the extent prejudiced by such failure) and, subject to the provisions hereinafter stated, the indemnifying party shall be entitled to assume the defense of such action (including the employment of counsel) and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the indemnifying party.

               (d) An indemnified person under this Section 6.6 shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel subsequent to any assumption of the defense by the indemnifying party shall not be at the expense of the indemnifying party (but shall be at the sole expense of the indemnified person) unless the employment of such counsel has been specifically authorized in writing by the indemnifying party; provided, however, that, if the defendants in any such action include both the indemnified person and the indemnifying party and the indemnified person shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified person reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified person shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. At any time, an indemnified person may select separate counsel and assume its own legal defense with the expenses and fees of such separate counsel and other expenses related to such separate counsel to be borne by such indemnified person. An indemnifying party shall not be liable to an indemnified person for any settlement of any such action effected without the indemnifying party's written consent (which consent shall not be unreasonably withheld or delayed). An indemnifying party shall not, except with the approval of each party being indemnified under this Section 6.6 (which approval shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

               (e) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which an indemnified person makes a claim for indemnification pursuant to this
        Section 6.6 but indemnification is unavailable to or insufficient to hold harmless an indemnified person, or it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6.6 provides for indemnification in such case, then the indemnifying party and the indemnified person will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified person on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of indemnified person on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by P&U or PUSA on the other hand, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case,
        (A) except in the case of willful misconduct or fraudulent misrepresentations, P&U and PUSA will not be required to contribute any amount in excess of the public offering price of all Registrable Shares offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

        SECTION 6.7 FURTHER OBLIGATIONS OF THE COMPANY. Whenever under the preceding Sections of this Article 6, the Company is required to register Registrable Shares, the Company agrees that it shall also do the following:

               (a) Furnish to P&U and PUSA, as applicable, such copies of each preliminary and final prospectus and such other documents as P&U and PUSA, as applicable, may reasonable request to facilitate the public offerings of the Registrable Shares;

               (b) Use its best efforts to register or qualify the Registrable Shares covered by the registration statement under the applicable securities or "blue sky" laws of such jurisdictions as P&U or PUSA may reasonably request;

               (c) Permit P&U and PUSA, as applicable, or their counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them, after reasonable advance notice, during normal business hours and without undue interference with the operation of the Company's business;

               (d) Furnish to P&U and PUSA, as applicable, a copy of all documents filed with and all correspondence from or to the Securities and Exchange Commission in connection with any such offering of securities;

               (e) Otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and (to the extent required) make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement covering a public offering, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

        SECTION 6.8 EXPENSES. In the case of each registration effected under Sections 6.3, 6.4 and 6.7, the Company shall bear its own reasonable costs and expenses of each such registration on behalf of P&U and/or PUSA, including, but not limited to, the Company's printing, legal and accounting fees and expenses, Securities and Exchange Commission and NASD filing fees and "blue sky" fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts or transfer taxes attributable to the Registrable Shares being offered and sold by P&U and/or PUSA, or the fees and expenses of counsel for P&U and/or PUSA in connection with the registration of the Registrable Shares.

        SECTION 6.9 TERMINATION OF REGISTRATION RIGHTS. No holder of Registrable Shares shall be entitled to exercise any right provided for in, and the Company shall have no obligation pursuant to, Sections 6.3, 6.4, 6.5 or 6.7 hereof after such time as all Registrable Shares held by a holder may be sold pursuant to Rule 144 promulgated under the Securities Act during a given ninety-day period; provided, however, if the Company fails to comply with SEC Rule 144(c)(1), the Company's obligations pursuant to Section 6.3, 6.4, 6.5 and 6.7 hereof shall be reinstated for so long as such failure to comply shall continue.

                                    ARTICLE 7

                            COVENANTS OF P&U AND PUSA


        SECTION 7.1 STANDSTILL AGREEMENT. Other than shares of Common Stock which they are purchasing pursuant to this Agreement, P&U and PUSA hereby covenants and agrees that they will not, nor will they permit any of their affiliates (including parents, subsidiaries or other related entities) to, purchase or otherwise acquire, directly or indirectly, any equity securities of the Company (or any securities convertible, exercisable or exchangeable for any such securities) without the prior written approval of the Company. This provision shall terminate and be of no further force or effect one (1) year from the date hereof or such earlier date as shall be agreed to in writing by the Company; provided, that the restrictions of this Section 6.3 shall automatically terminate upon the occurrence of any of the following events: (a) the filing with the Securities and Exchange Commission of a Schedule 13D by any person or entity indicating that a person or entity has acquired beneficial ownership of
(x) more than 9.99% of any class of the Company's voting equity securities, or
(y) has acquired at least 5% of any class of the Company's voting equity securities which Schedule 13D expresses the filing party's intention to assume control of the Company, whether by tender offer, merger, proxy contest or otherwise; (b) the commencement of a tender offer by any person or entity to acquire beneficial ownership of 9.99% or more of the Company's outstanding voting equity securities; or (c) the solicitation of proxies by any party other than the Company to which Rule 14(a) of the rules and regulations under the Securities and Exchange Act of 1934, as amended, applies and is intended to effect a change in the majority of members of the Company's Board of Directors.

        SECTION 7.2 REGISTRATION. Whenever under the preceding Sections of
Article 6, P&U and/or PUSA is registering Registrable Shares pursuant to any registration statement, (i) P&U and/or PUSA, as applicable, agree to timely provide to the Company, at its request, such information and materials as it may reasonably request in order to effect the registration of such Registrable Shares and (ii) if the offering is underwritten, the Company and P&U and/or PUSA, as applicable, agree to execute an underwriting agreement containing customary conditions.

        SECTION 7.3 VOTING AGREEMENT. P&U and PUSA agree that they shall, so long as they hold shares of Common Stock, vote such shares with respect to any proposed merger or combination or sale of all or substantially all of the assets of the Company, with or to any other entity in the same proportion as the shares of the Company's equity securities voted in favor of such transaction by other parties who are not themselves a party to any such merger, combination or asset sale; provided, however, that the foregoing voting requirement shall not apply to P&U or PUSA in any transaction which is not approved by the Company's Board of Directors or in the event of a proposed merger or combination or sale of substantially all of the assets of the Company to a competitor of P&U or PUSA.

        SECTION 7.4 LIMITATION ON SECURITIES ISSUED PURSUANT TO THIS AGREEMENT. Unless permitted by the applicable rules and regulations of the Exchange, in no event shall the total number of shares of Common Stock issued pursuant to this Agreement exceed the maximum number of shares of Common Stock that the Company can so issue pursuant to Rule 713(a) of the American Stock Exchange (or any successor rule or comparable rule of an applicable Exchange) which, as of the date of this Agreement shall be 19.99% of shares outstanding on the date of this Agreement.

                                    ARTICLE 8

                                  MISCELLANEOUS

        SECTION 8.1 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of New York and the United States of America, without regard to choice of law rules thereof.

        SECTION 8.2 PUBLIC STATEMENTS. Any statement to the public regarding this Agreement or any aspect of this Agreement shall be made subject to and in accordance with the terms of the License Agreement.

        SECTION 8.3 ASSIGNMENT. The rights and obligations under this Agreement may not be assigned by either the Company, P&U or PUSA without the prior written consent of the other party; provided, however, that the Company may, without the prior consent of P&U or PUSA, assign the rights and obligations under this Agreement to the acquiring company or any of its affiliates in connection with a merger, combination or sale of all or substantially all of the assets of the Company, unless such merger or combination or sale of substantially all of the assets of the Company is to a competitor of P&U or PUSA.

        SECTION 8.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, and permitted assigns of the Company, P&U and PUSA.

        SECTION 8.5 ENTIRE AGREEMENT. This Agreement and the License Agreement (and all of their exhibits and appendices (collectively, the "Agreements")) set forth all of the covenants, promises, agreements, warranties, representations, conditions, and understandings between the Company, P&U and PUSA and supersede and terminate all prior agreements and understandings between these parties with respect to the subject matter hereof and thereof. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Company, P&U and PUSA other than as set forth in the Agreement, the License Agreement (and all of their exhibits and appendices). The Agreements are intended to define the full extent of the legally enforceable undertakings of the Company, P&U and PUSA and no promise or representation, whether written or oral, which is not set forth explicitly herein or therein is intended by either party to be legally binding. The Company, P&U and PUSA acknowledge that, in deciding to enter into this Agreement and to consummate the transactions contemplated under this Agreement, neither has relied upon any statement or representation, written or oral, other than those explicitly set forth in this Agreement.

        SECTION 8.6 SEVERABILITY. Whenever possible, each provision of the Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Agreement. In the event of such invalidity, the parties shall seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

        SECTION 8.7 AMENDMENT AND WAIVER. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company, P&U and PUSA. No amendment to this Agreement shall be binding upon the parties unless reduced to writing and signed by the respective authorized officers of the parties. Any amendment or waiver effected in accordance with this Section shall be binding upon any holder of any securities purchased under this Agreement (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

        SECTION 8.8 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given and received (a) upon personal delivery, (b) on the fifth day following mailing by registered or certified mail return receipt requested postage prepaid, addressed to the Company, P&U or PUSA at their respective addresses listed below (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof),

(c) upon transmission by facsimile (with telephonic notice), or (d) upon confirmed delivery by overnight commercial courier service:

   If to the Company, address to:      InSite Vision Incorporated
                                       Attention:  Chief Executive Officer
                                       965 Atlantic Avenue
                                       Alameda, CA  94501

   with a copy to:                     Brobeck, Phleger & Harrison LLP
                                       Attention:  Timothy R. Curry
                                       Two Embarcadero Place
                                       2200 Geng Road
                                       Palo Alto, CA  94303

   If to P&U, address to:              Pharmacia & Upjohn
                                       Attention:  Vice President, Licensing
                                       95 Corporate Drive
                                       Bridgewater, NJ  08807-0995

                                       Pharmacia & Upjohn AB
                                       Chief Legal Counsel
                                       Lindhagensgatan 133
                                       112 87 Stockholm
                                       Sweden

   with a copy to:                     Pharmacia & Upjohn
                                       Attention:  Vice President, Corporate Law
                                       95 Corporate Drive
                                       Bridgewater, NJ  08807-0995

   If to PUSA, address to:             Pharmacia & Upjohn, SA
                                       Credit European
                                       52 Route D'esch
                                       L-1470 Luxembourg
                                       RC Luxembourg, B-50712

                                       Pharmacia & Upjohn
                                       Attention:  Vice President, Licensing
                                       95 Corporate Drive
                                       Bridgewater, NJ  08807-0995

   with a copy to:                     Pharmacia & Upjohn
                                       Attention:  Vice President, Corporate Law
                                       95 Corporate Drive
                                       Bridgewater, NJ  08807-0995

        SECTION 8.9 FEES AND EXPENSES. Except as otherwise provided herein, the Company, P&U and PUSA shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

        SECTION 8.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        SECTION 8.11 COUNTERPARTS This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

        IN WITNESS WHEREOF, this Agreement is executed and delivered by the parties as of the date first above written.

                                            INSITE VISION INCORPORATED


                                            By:______________________________
                                                 Name:
                                                 Title:

                                            PHARMACIA & UPJOHN AB


                                            By:______________________________
                                                 Name:
                                                 Title:


                                            By:_______________________________
                                                 Name:
                                                 Title:


                                            PHARMACIA & UPJOHN, SA


                                            By:______________________________
                                                 Name:
                                                 Title: